EXHIBIT 10(f)


                      QUOTA SHARE REINSURANCE AGREEMENT

      THIS QUOTA SHARE REINSURANCE AGREEMENT (this "Agreement") is made and entered into as of April 1, 2003 by and among DORINCO REINSURANCE COMPANY, an insurance company organized under the laws of the State of Michigan ("Reinsurer"), STATE AND COUNTY MUTUAL FIRE INSURANCE COMPANY, an insurance company organized under the laws of the State of Texas ("Company"), and AMERICAN HALLMARK GENERAL AGENCY, INC., a corporation organized under the laws of the State of Texas ("General Agent");

                             W I T N E S S E T H:

      THAT, in consideration of the mutual covenants hereinafter contained and upon the terms and conditions herein below set forth, the parties hereto agree as follows:

                                   PREAMBLE
                                   --------

      It is understood that the Company, the Reinsurer and the General Agent (hereinafter identified collectively as the "Parties") hereto wish to enter into a reinsurance arrangement through which the Company is to bear no business, credit or insurance risk whatsoever (save the risk of the Reinsurer's insolvency). The Reinsurer shall hold the Company harmless and indemnify it for these risks to the extent of its participation hereunder and subject to all of the terms and conditions hereof. The sole consideration provided by the Company, in exchange for the fees as agreed to, is to permit the Policies (as hereinafter defined), which are reinsured 55% under this Agreement to be issued in the name of the Company. All provisions of this Agreement shall be interpreted so as to be in accord with this Preamble.

                                  ARTICLE I
                              BUSINESS REINSURED
                              ------------------

 1.01 Effective as  of the  effective date  of  this Agreement,  the  Company obligates itself to cede to the Reinsurer, and the Reinsurer obligates itself to accept, 55% of the Company's gross liability under all policies, certificates, contracts, binders, agreements or other proposals or evidences of insurance, new and renewal policies, binders, and contracts of insurance (hereinafter called "Policies") issued by and on behalf of the Company, in its sole discretion, as private passenger automobile in accordance with the Texas Automobile Manual, including physical damage, liability, personal injury protection, uninsured/underinsured motorist, and miscellaneous coverages as endorsed in Texas during the term of this Agreement, produced by or through the General Agent appointed by the Company at the request of the Reinsurer as provided in Section 18.02 of this Agreement.

 1.02 This Agreement shall also apply to, and the Reinsurer shall reinsure, 55% coverage for personal injury protection as required under Tex. Ins. Code Ch. 5, Art. 5.06-3 or any successor statute thereto, for the classes of business specified under Section 1.01 above.

 1.03 Subject to Section 15.05 hereof, the maximum policy limits for Policies are as follows:

      Bodily Injury per person:          $  25,020
      Bodily Injury per accident:        $  50,020
      Property Damage per Accident:      $  25,020
      Physical Damage:                   Actual Cash Value (ACV),
                                         not to exceed $50,020 per vehicle
      Personal Injury Protection:        $   2,520 per person, per accident
      Uninsured/Underinsured/B.I.:       $  25,020 per person
                                         $  50,020 per accident
      Uninsured/Underinsured/P.D.:       $  25,020 per accident

 In the event of a statutory increase in limits by the State of Texas, or travel by an insured to a state with greater statutory requirements, the maximum policy limits shall be increased to statutory limits in effect plus $20.

 It is understood that the General Agent shall not bind the Company to amounts in excess of those stated above.

                                  ARTICLE II
                             ORIGINAL CONDITIONS
                             -------------------

 2.01 Effective as of the effective date of this Agreement, the Company obligates itself to cede to the Reinsurer, and the Reinsurer obligates itself to accept, 55% of the Company's gross liability under all Policies issued by and on behalf of the Company by the General Agent.

 2.02 Business ceded hereunder shall include every original policy, rewrite, renewal or extension (whether before or after the termination of this Agreement) required by applicable statute, or by rule or regulation of any policy of insurance ceded hereunder by the Company to the Reinsurer.

 2.03 The  liability  of  the  Reinsurer  shall  commence  obligatorily   and
 simultaneously with that of the Company as soon as the Company becomes liable, and the premium on account of such liability shall be credited to the Reinsurer from the original date of the Company's liability.

 2.04 All reinsurance for which the Reinsurer shall be liable, by virtue of this Agreement, shall be subject, in all respects, to the same rates, terms, conditions, interpretations, waivers, the exact proportion of premiums paid to the Company without any deduction for brokerage, and to the same modifications, alterations and cancellations, as the respective insurance of the Company to which such reinsurance relates, the true intent of this Agreement being that the Reinsurer shall, in every case to which this Agreement applies and in the proportion specified herein, follow the fortunes of the Company.

 2.05 Nothing herein shall in any manner create any obligations, establish any rights or create any direct right of action against the Reinsurer in favor of any third party, or other person not party to this Agreement; or create any privity of contract between the policyholders and the Reinsurer.

                                 ARTICLE III
                                  EXCLUSIONS
                                  ----------

      With respect to the classes of business which the General Agent may be authorized to produce under this Agreement, the General Agent will not solicit or accept proposals or bind the Company for insurance coverage on the following risks:

      (a)  Any automobile not classified as private passenger automobile.

      (b)  Garagekeepers legal liability.

      (c)  Vendors single interest.

      (d)  Nuclear risks as defined in the "Nuclear Incident Exclusion Clause
           - Physical Damage - Reinsurance" and the "Nuclear Incident Exclusion Clause - Liability - Reinsurance" attached to and forming part of this Agreement.
      (e) Liability as a member, subscriber or reinsurer of any Pool, Syndicate or Association, but this exclusion shall not apply to Assigned Risk Plans or similar plans.

      (f)  Mobile homes.

      (g)  Automobile dealers.

      (h) Automobile Liability with respect to any vehicle used principally as:

           1) A Taxicab, public or livery conveyance or bus, it being understood that this exclusion does not apply to school or church buses;
           2) An ambulance, fire department or law enforcement vehicle;
           3) A racing or exhibition vehicle.

      (i) Loss or damage caused by or resulting from war, invasion, hostilities, acts of foreign enemies, civil war, insurrection, military or usurped power, martial law or confiscation by order of any government of public authority, but not excluding loss or damage which would be covered under a policy or standard form containing a standard war exclusion clause.

      (j) Loss or damage or cost or expenses arising from seepage and/or pollution and/or contamination, other than contamination from smoke damage. Nevertheless, this exclusion does not preclude any payments of the cost of the removal of debris of property damage by a loss otherwise covered hereunder, but subject always to a limit of 25% of the Company's Property Business loss under the original policy.

 If any business falling within the scope of one or more of the exclusions is assigned to the Company under an Assigned Risk Plan, such exclusion(s) shall not apply, it being understood and agreed that the limits of liability extended by the Company as respects such policies shall not exceed the minimum statutory limits of liability prescribed in such Assigned Risk Plan.

 If the Company is bound, without the knowledge of and contrary to the instructions of the Company's supervisory underwriting personnel, on any business falling within the scope of one or more of the exclusions set forth in this Article, these exclusions shall be suspended with respect to such business until 30 days after an underwriting supervisor of the Company acquires knowledge of such business.

                                  ARTICLE IV
               COMMENCEMENT, TERMINATION, TERMS AND CONDITIONS
               -----------------------------------------------

 4.01 The effective date of this Agreement is at 12:01 a.m. Central  Standard
 Time, on April 1, 2003.   This Agreement shall remain continuously in  force
 until terminated according to the provisions set forth herein.

 4.02 This Agreement may be terminated as follows:

      (a) By any Party hereto the first day of any calendar quarter, by providing at least ninety (90) days written notice to the other Parties, such notice to be sent by certified mail, return receipt requested, postage prepaid;

      (b)  Immediately by mutual consent of the Company and Reinsurer;

      (c) Immediately upon written notice by the Reinsurer or the Company in the event of the cancellation or non-renewal of the General Agent's license by the Texas Department of Insurance;

      (d) By the Reinsurer after thirty (30) days written notice to the General Agent and Company of the General Agent's failure to pay to the Reinsurer all payments of premiums due hereunder, provided, however, that in the event such payment is received by the Reinsurer prior to the date of cancellation stated in the Reinsurer's written notice this Agreement shall not be so terminated and said written notice shall be of no further force or effect. If the Reinsurer receives such late premium within a ten (10) day period following receipt of such notice, the Reinsurer shall inform the Company and the General Agent of such receipt as soon as the premium is received and the termination of the Agreement for reason of default shall be rescinded;

      (e) Immediately, upon written notice by the Company, if the Reinsurer or General Agent is found to be insolvent by a State Insurance
      Department or court of competent jurisdiction, or is placed in supervision, conservation, rehabilitation, or liquidation, or has a receiver or supervisor appointed. By the Reinsurer, immediately upon written notice, if the Company or General Agent is found to be insolvent by a State Insurance Department or court of competent jurisdiction, or is placed in supervision, conservation, rehabilitation or liquidation, or has a receiver or supervisor appointed;

      (f) By the Company immediately and automatically without prior written notice should the Texas Department of Insurance require cancellation or disallow credit for this reinsurance;

      (g) After thirty (30) days written notice by any party in the event that the Company, the Reinsurer or the General Agent amalgamates with or passes under the control of any other company or corporation or changes a majority of its officers or board of directors during the term of this Agreement; or

      (h)  As provided in Section 23.02 of this Agreement.

      (i) By the Reinsurer immediately in the event American Hallmark Insurance Company of Texas' surplus drops below $5,000,000.

 4.03 When this Agreement terminates for any reason, reinsurance hereunder shall continue to apply to the business in force at the time and date of termination until expiration or cancellation of such business. It is understood that any Policies with effective dates prior to the termination date but issued after the termination date are covered under this Agreement. Additionally, the reinsurance hereunder shall continue to apply as to
 Policies which must be issued or renewed, as a matter of state law or regulation or because a producing agent has not been timely canceled, until the expiration dates on said Policies. The General Agent agrees that, notwithstanding anything to the contrary, its appointment by the Company to produce business terminates when this Agreement terminates unless the General Agent's authority has been terminated earlier; except that the Company shall provide the General Agent with the limited agency authority needed to service the run-off of the business, e.g., issue, cancel, offer renewal where required by law.

 4.04 Upon termination of this Agreement, the Reinsurer and General Agent shall not be relieved of or released from any obligation created by or under this Agreement in relation to payment, expenses, reports, accounting or handling, which relate to insurance business reinsured under this Agreement. The Parties hereto expressly covenant and agree that they will cooperate with each other in the handling of all such run-off insurance business until all Policies have expired either by cancellation or by terms of such Policies and all outstanding losses and loss adjustment expenses have been settled. While by law and regulation, the Company recognizes its primary obligations to its policyholders, the Reinsurer and General Agent recognize that to the extent possible there shall be no cost to or involvement by the Company in servicing this run-off. Upon termination of this Agreement, the General Agent shall service the run-off of the business, and its duties for such run-off shall include, but not be limited to, handling all claims, and handling and servicing all policies through their natural expiration, together with any policy renewals, required to be made by provisions of applicable law, whether or not the effective date of such renewal is subsequent to the effective date of cancellation of this Agreement. All costs and expenses associated with the handling of such run-off business following the cancellation or termination of this Agreement shall be borne solely by the General Agent; however, the Reinsurer shall be ultimately responsible for the run-off and shall pay any such costs and/or expenses if the General Agent does not for any reason pay or cause to be paid such costs and expenses. If for any reason the General Agent fails or is unable to service any such run-off business (or any business while the Agreement is still in effect), including the payment of claims, then consistent with this Agreement, the Reinsurer's obligation with respect to such run-off business shall continue and the Reinsurer shall appoint a successor to the General Agent, subject to the approval of the Company, to administer and otherwise handle the run-off as provided herein. However, such approval shall not be unreasonably withheld. Such successor shall perform all of the duties and obligations of the General Agent with respect to servicing such run-off business, including the payment of claims. In addition, the Company in its sole discretion, subject to commercially reasonable standards, may terminate the authority of the General Agent or a successor thereto to handle such run-off business and the Reinsurer shall then appoint a successor to handle the run-off, subject to the Company's approval, at no cost to the Company.

 4.05 In the event this Agreement is terminated, the Reinsurer shall remain liable to and shall, immediately upon request, reimburse the Company for any assessment made upon the Company by the Commissioner of Insurance of the State of Texas under Article 21.28-C (Texas Property and Casualty Insurance Guaranty Act) of the Texas Insurance Code, which applies to the risks reinsured hereunder to the effective date of termination. The Company shall likewise remain liable for, and account to the Reinsurer for any recovery of such assessment under Section 20 of said Article, or any credit allowed to it against its premium tax pursuant to Section 21 thereof, applicable to the risks reinsured hereunder.

 4.06 The title and ownership of all undelivered Policies, books, supplies or other property related to the reinsured business is in the Company, and upon termination these shall be delivered immediately by the Reinsurer and/or General Agent to the Company, without compelling the Company to resort to any legal proceedings to secure the aforesaid described property of the Company.

 4.07 This Agreement  provides  for termination  on  a  run-off  basis.   The
 relevant provisions of the Agreement shall apply to the business being run-off and shall survive the termination of this Agreement.

 4.08 At the option of the Company, this Agreement may be terminated on a cut-off basis. If the Company so elects, (i) the Reinsurer shall pay to the Company (or its designee) an amount equal to the sum of the ceded outstanding unearned premium as of the date of termination, and (ii) the Reinsurer shall incur no liability for losses occurring subsequent to the date of termination.

 4.09 Upon termination of this Agreement, the Reinsurer shall ensure the General Agent takes those actions necessary, including, but not limited to, sending statutorily prescribed non-renewal notices to insureds in a timely manner to effectuate the intent that there be no renewals or new policies (but for those required by applicable law or regulation) after the termination of this Agreement.

                                  ARTICLE V
                       LOSS AND LOSS ADJUSTMENT EXPENSE
                       --------------------------------

 5.1 All loss settlements made by the Company or the General Agent under the terms of this Agreement, whether under strict policy conditions or by way of compromise, shall be unconditionally binding upon the Reinsurer, and the Reinsurer shall benefit in all salvage and recoveries. The Reinsurer shall assume and be liable for and pay on behalf of the Company, 55% of all losses incurred in connection with the risks covered by this Agreement, including, but not limited to, judgments (including interest thereon) and settlements in connection therewith. The Reinsurer shall also be liable for 55% of and pay on behalf of the Company all costs, expenses, and fees (including, but not limited to, attorney's fees) incurred by the Company in connection with the investigation or settlement or contesting the validity of claims or losses covered under this Agreement (this shall include but, of course, is not limited to, costs, expenses and fees resulting from a declaratory judgment or injunctive action brought by an insured or other person).

 5.2 The Reinsurer's 55% share of losses, expense and loss recovery shall be carried into the monthly accounting for which provision is hereinafter made. It is agreed, however, that if the Reinsurer's share of any loss is equal to or greater than $100,000 (being 55% of 100,000 = 55,000), the Reinsurer will pay its share of said loss as promptly as possible after receipt of reasonable evidence of the amount paid by the General Agent.

 5.3 The Company hereby empowers the Reinsurer, and the Reinsurer may, in its discretion, and under its supervision appoint the General Agent, to accept notice of and investigate any claim arising under any of the
 Policies, to pay, adjust, settle, resist or compromise any such claim, unless the Company specifically directs to the contrary with respect to any individual claim. In the latter event, the Reinsurer and/or General Agent shall follow the instructions of the Company as respects such claim. All such loss settlements, whether under strict policy conditions or by the way of compromise, shall be unconditionally binding upon the Reinsurer. However, should the Company be ordered or instructed by the Texas Department of Insurance or any other regulatory agency of competent jurisdiction to take any action or refrain from taking any action with regard to any claim, the Reinsurer shall be bound by and shall follow the order or instructions of such regulatory agency as though Reinsurer were the object of such order or instruction. The Reinsurer will exercise the authority granted hereunder in good faith and toward the end of paying any and all valid claims.

 5.4 All records pertaining to claims arising under insurance policies issued on behalf of the Company through or by the General Agent subject to this Agreement shall be deemed to be jointly owned records of the Company and the Reinsurer, and shall be made available to the Company or the Reinsurer or their respective representatives or any duly appointed examiner for any state within the United States; and these records shall be kept in the State of Texas or such other jurisdiction as may be required by applicable state law or regulation. Notwithstanding the foregoing, the Reinsurer is authorized to maintain duplicate working files of all such records outside the State of Texas. The Company, the Reinsurer and the General Agent each agree that it will not destroy any such records in its possession without the prior written approval of the other parties except that the Company shall not be required to retain files longer than required by the guidelines set forth by any applicable state department of insurance.

 5.5 The Reinsurer shall, or shall cause the General Agent to, establish a separate claim register or method of recording claims arising under the Policies covered by this Agreement so that all claims may be segregated and identified separate and apart from other records of the Reinsurer or General Agent, with such claims register to identify each claim on an individual case basis both as to identify the insured(s) and the claimant, the reserve for loss and adjusting expense. Such claim register shall be kept in a manner whereby the Company can, at any time, determine the status of any claim arising under Policies covered by this Agreement. Such records shall reflect the amount of reserves established for the individual claim and the date when such reserve was established, and if closed, whether such claim was closed with or without payment, and if with payment, the amount paid thereon.

                                  ARTICLE VI
                           REPORTS AND REMITTANCES
                           -----------------------

 6.01 In lieu of the Company furnishing the Reinsurer with bordereaux showing the particulars of all reinsurances ceded hereunder, the Reinsurer shall furnish or cause to be furnished to the Company, within forty-five (45) days after the close of each of the respective periods indicated below (on forms agreeable to the Parties), with monthly, quarterly and annual reports showing the following statistical data in respect to the business reinsured hereunder:

      (a)  Monthly, with the data segregated by major classes.

           (i) Ceded gross written premium for the month, as respects premium finance business;
           (ii) Ceded gross written premium for the month, as respects direct bill business;
           (iii)  Ceded premiums earned for the month, as respects (i) and
           (ii)   above;
           (iv)   Provisional ceding commission on (iii) above;
           (v) Ceded losses paid during the month (net of any recoveries during the month for cash calls);
           (vi)   Ceded paid loss adjustment expense;
           (vii)  Salvage, subrogation or other recoveries on losses;
           (viii) Ceded unearned premium as of the end of the month;
           (ix)   Ceded outstanding loss reserves as of the end of the month.

      (b)  Annually, with the data segregated by major classes.

           (i) Annual summaries of net premiums written, net losses paid, net adjusting expenses paid during the year in such form so as to enable the Company to record such data in its annual convention statement. Such information is to be furnished not later than February 15th of the following year. In force and unearned premium segregated as to advance premiums, premiums running twelve (12) months or less from inception date of policy, and premiums running more than twelve (12) months from inception date of policy in such form as to enable the Company to record such data in its convention annual statement.

           (ii) Annual summaries of net premiums written by geographical location within Texas in such form as to enable the Company to record such premiums in its annual report to the Texas Catastrophe Property Insurance Association.

      (c)  Periodic, with data segregated by major lines.

           (i) Statistical or other data as may be requested from time to time by regulatory authorities.

 6.02 In order to facilitate the handling of the business reinsured under this Agreement, the Reinsurer agrees to furnish the Company with any additional reports necessary to provide the information needed by the
 Company to prepare its monthly, quarterly and annual statements to regulatory authorities.

 6.03 Within 60 days after the end of each month, the General Agent shall remit to the Reinsurer the following:

      (a) Ceded gross written premium for the month, as respects premium finance business;
      (b) Ceded gross written premium for the month, as respects direct bill business;
      (c)  Ceded premiums earned for the month, as respects (a) and
           (b) above;
      (d)  Provisional ceding commission on (c) above;
      (e) Ceded losses paid during the month (net of any recoveries during the month for cash calls);
      (f)  Ceded paid loss adjustment expense;
      (g)  Salvage, subrogation or other recoveries on losses;
      (h)  Ceded unearned premium as of the end of the month;
      (i)  Ceded outstanding loss reserves as of the end of the month.

            Balances due under this Contract will be equal to (c) less (d) less (e) less (f) plus (g). Any positive balance shown to be due the Reinsurer shall be remitted by the General Agent within 60 days. Any negative balance shown to be due the General Agent shall be remitted by the Reinsurer as promptly as possible after receipt and verification of the General Agent's report, not to exceed 60 days. The Reinsurer's liability for its proportionate share of all losses, costs and expenses hereunder shall not be affected by the General Agent's failure to remit amounts due under the Agency Agreement or this Contract.

 Notwithstanding the foregoing, in the event the reinsurer terminates this Agreement, reports shall be due within 15 days after the end of the month, and remittance shall be due within 30 days after the end of the month.

                                 ARTICLE VII
                             ERRORS AND OMISSIONS
                             --------------------

 7.01 The Company shall not be prejudiced in any way by any omission through clerical error, accident or oversight to cede to the Reinsurer any reinsurance rightly falling under the terms of this Agreement, or by erroneous cancellation, either partial or total, or any cession, or by omission to report, or by erroneously reporting any losses, or by any other error or omission, but any such error or omission shall be corrected immediately upon discovery.

 7.02 Should the Company suffer any loss whatsoever, the Reinsurer shall assume loss for its own account and save and hold the Company harmless therefore.

                                 ARTICLE VIII
                            PREMIUM AND COMMISSION
                            ----------------------

 8.01 In consideration of the acceptance by the Reinsurer of fifty-five percent (55%) of the Company's liability on insurance business reinsured hereunder, the Reinsurer is entitled to fifty-five percent (55%) of the Net Premiums (as hereinafter defined) received by the General Agent or the Reinsurer on Policies reinsured less (i) the ceding fee allowed the Company pursuant to Section 8.02 hereof, (ii) the commission paid to the General Agent and (iii) premium taxes on Policies subject to reinsurance hereunder. It is expressly agreed that the ceding commission includes the above items. "Net Premiums" shall mean the gross premiums (including policy fees) charged on all original and renewal Policies written on behalf of the Company, less return premiums. Such amounts as provided in Section 5.09 of the General Agency Agreement (as hereinafter defined) shall be paid to the Reinsurer or received from the Reinsurer by the General Agent on behalf of the Company.

 8.02 It is understood that the General Agent shall pay, and the Reinsurer shall guarantee, the Company directly a fee within sixty (60) days following the end of each month (to the Company's designated agent, TBA, as a ceding fee), 2% of Net Premiums, plus the amount of assessments and state premium taxes as provided in this Article VIII. The ceding fee amount shall be computed on a calendar year basis based on premium written in each annual period ended December 31st.'

 8.03 The General Agent shall pay within sixty (60) days of the end of each month to the Company an amount equal to the state premium tax on the net written premiums reinsured hereunder for the past month. Should any additional premium tax be assessed at any time on written premium reinsured hereunder, the Reinsurer shall pay the Company such additional premium tax within (fifteen) 15 days of being informed by the Company of such additional premium tax.

 8.04 The Reinsurer hereby guarantees that the Company will receive the ceding fee provided hereunder irrespective of any events, losses or developments for the term of this Agreement. Such payment is not dependent upon the performance of the General Agent, underwriting experience, loss experience, whether premium is collected or not, or any other event foreseen or unforeseen by the parties at the inception of this Agreement. The
 Reinsurer shall guarantee payment to the Company of its ceding fee on all premiums reinsured hereunder (prior to deduction of premiums, if any, ceded by the Company for inuring reinsurance), and in addition guarantees those amounts described in Section 8.07 of this Agreement and is directly responsible for payment of the amount described in Article XI. The Company shall allow return ceding fees on return premiums at the same rates.

 8.05 The Reinsurer shall allow the General Agent a provisional commission of 31.00% on all premiums ceded to the Reinsurer hereunder. The General Agent shall allow the Reinsurer return commission on return premiums at the same rate. This is an obligation owing directly from the Reinsurer to the General Agent. The General Agent shall not seek to recover from the Company, any commissions due and the Reinsurer shall not seek to recover from the Company, any return commissions due. No funds are due the General Agent from the Company.

 8.06 The provisional commission allowed the General Agent shall be adjusted for each agreement year in accordance with the provisions set forth below:

      (a) The adjusted commission rate shall be calculated as follows, based on cessions under this Agreement and be applied to ceded premiums earned for the agreement year under consideration:

           (i) If the ratio of losses incurred to premiums earned is 65.50% or greater, the adjusted commission rate for the period under consideration shall be 26.00%.

           (ii) If the ratio of losses incurred to premiums earned is less than 65.50%, but not less than 60.50%, the adjusted commission rate for the period under consideration shall be 26.00%, plus 100% of the difference in percentage points between 65.50% and the actual ratio of losses incurred to premiums earned.

           (iii) If the ratio of losses incurred to premiums earned is less than 60.50%, but not less than 51.50%, the adjusted commission rate for the agreement year under consideration shall be 31.00%, plus 100% of the difference in percentage points between 60.50% and the actual ratio of losses incurred to premiums earned;

           (iv) If the ratio of losses incurred to premiums earned is 51.50% or less, the adjusted commission rate for the period under consideration shall be 40.00%.

      (b) If the ratio of losses incurred to premiums earned for any period is greater than 65.50%, the difference in percentage points between the actual ratio of losses incurred to premiums earned and 65.50% shall be multiplied by premiums earned for the period and the product shall be carried forward to the next adjustment period as a debit (additional) to losses incurred. If the ratio of losses incurred to premiums earned for any period is less than 51.50%, the difference in percentage points between 51.50% and the actual ratio of losses incurred to premiums earned shall be multiplied by premiums earned for the period and the product shall be carried forward to the next adjustment period as a credit to losses incurred.

      Should the Reinsurer have been a participant in this Agreement's predecessor Agreement effective October 1, 2002, there shall be a deficit or credit carryforward into this Agreement based on 100% of the Reinsurer's participation in the predecessor Agreement.

      (c) The General Agent shall calculate and report the adjusted commission on ceded premiums earned after 18 months from the inception of each agreement year, and after the end of each 12-month period thereafter until all losses subject hereto have been fully settled. If the adjusted commission on ceded premiums earned less than commissions previously allowed by the Reinsurer on ceded premiums earned for the agreement year, the General Agent shall remit the difference to the Reinsurer with its report. If the adjusted commission on ceded premiums earned is greater than commissions previously allowed by the Reinsurer on ceded premiums earned for the agreement year, the Reinsurer shall remit the difference to the General Agent as promptly as possible after receipt and verification of the General Agent's report.

      (d) As respects the final adjustment period, the General Agent shall calculate and report the adjusted commission on premiums earned within ninety (90) days after the date of termination, and within ninety (90) days after the end of each twelve (12) month period thereafter until all losses subject hereto have been finally settled. Each such calculation shall be based on cumulative transactions hereunder from the beginning of the final adjustment period through the date of adjustment, including, as respects losses incurred, any debit or credit from the preceding adjustment period. If the adjusted commission on premiums earned for the final adjustment period as of the date of adjustment is less than commissions previously allowed by the Reinsurer on premiums earned for the same period, the General Agent shall remit the difference to the Reinsurer with its report. If the adjusted commission on premiums earned for the final adjustment period as of the date of adjustment is greater than commissions previously allowed by the Reinsurer on premiums earned for the same period, the Reinsurer shall remit the difference to the General Agent as promptly as possible after receipt and verification of the General Agent's report.

      (e) "Losses incurred" as used herein shall mean the balance of the following, all as respects losses and loss adjustment expenses ceded under this Agreement:

           (i) Ceded losses and loss adjustment expenses paid as of the effective date of calculation; plus

           (ii) The ceded reserves for losses and loss adjustment expenses outstanding as of the effective date of calculation; plus

           (iii) As respects second and each subsequent agreement year hereunder, plus (minus) the debit (credit) from the preceding agreement year as set forth in paragraph (b) above; plus

           (iv) Any assignments and/or  assessments as set  forth in  Article
           XI.

      (f) "Ceded premiums earned" or "premiums earned" as used herein shall mean ceded net written premiums allocated to the agreement year (i.e., net of cancellations and return premiums), less the unearned portion thereof as of the effective date of calculation, all as respects premiums ceded under this Agreement.

      (g) "Agreement year" as used herein shall mean the period from April 1, 2003 to April 1, 2004, both days inclusive, and each subsequent twelve-month period thereafter that this Agreement continues in force.

 8.07 It is expressly agreed that the commission allowed the General Agent includes provision for premium taxes and ceding fees. General Agent shall pay to the Company all premium taxes payable for policies subject to reinsurance hereunder. In the event that the ceding fee and premium taxes are not so paid by the General Agent within 60 days following the end of the month, the unpaid balance shall be paid directly to the Company by the Reinsurer.

                                  ARTICLE IX
                              ACCESS TO RECORDS
                              -----------------

      The Reinsurer or its duly appointed representatives shall have free access at any and all reasonable times to such books and records of the Company or General Agent, its departmental or branch offices, as shall reflect premium and loss transactions of the Company and/or the business produced hereunder, for the purpose of obtaining any and all information concerning this Agreement or the subject matter thereof. Likewise, the Company or its duly appointed representatives shall have free access at any and all reasonable times to such books and records of the Reinsurer and/or General Agent, its departmental or branch offices as shall reflect premium and loss transactions of the Company and/or the business produced hereunder, for the purpose of obtaining any and all information concerning this Agreement or the subject matter hereof.

                                  ARTICLE X
                                 ARBITRATION
                                 -----------

 10.01 As a condition precedent to any right of action hereunder, in the event of any dispute or difference of opinion hereafter arising between the Company and the Reinsurer with respect to this Agreement, or with respect to these Parties' obligations hereunder, it is hereby mutually agreed that such dispute or difference of opinion shall be submitted to arbitration.

 10.02 One arbiter (an "Arbiter") shall be chosen by the Company and one Arbiter shall be chosen by the Reinsurer and an umpire (an "Umpire") shall be chosen by the Arbiters, all of whom shall be active or retired disinterested executive officers of property and casualty insurance or reinsurance companies.

 10.03     In the event that a party fails to choose an Arbiter within thirty
 (30) days following a written request by either party to the other to name an Arbiter, the party who has chosen its Arbiter may choose the unchosen Arbiter. Thereafter, the Arbiters shall choose an Umpire before entering upon arbitration. If the Arbiters fail to agree upon the selection for the Umpire within thirty (30) days following their appointment, each Arbiter shall name three nominees, of whom the other shall decline two, and the decision shall be made by drawing lots.

 10.04 Each party shall present its case to the Arbiters and Umpire within a reasonable amount of time after selection of the Umpire, unless the period is extended by the Arbiters and the Umpire in writing and/or at a hearing in Dallas, Texas. The Arbiters and Umpire shall consider this Agreement as an honorable engagement, as well as a legal obligation, and they are relieved of all judicial formalities and may abstain from following the strict rules of law regarding entering of evidence. The decision in writing by a majority of the Arbiters and Umpire when filed with the Parties shall be final and binding on the parties. Judgment upon the final decision of the Arbiters and Umpire may be entered in any court of competent jurisdiction.

 10.05 In the event of a dispute between the Company and the Reinsurer concerning this Agreement and the General Agency Agreement (regardless of whether either party has claims against the General Agent), the entire dispute between the Company and the Reinsurer shall be subject to arbitration as provided in this Article X.

 10.06     The  costs  of  the  arbitration,   including  the  fees  of   the
 arbitrators and the umpire, shall be borne equally unless the Arbiters and Umpire shall decide otherwise.

 10.07 This Agreement shall be interpreted under the laws of Texas and the arbitration shall be governed and conducted according to the Texas General Arbitration Act.

                                  ARTICLE XI
                         ASSESSMENTS AND ASSIGNMENTS
                         ---------------------------

 11.01 The Reinsurer hereby assumes liability for any and all assessments and assignments imposed as a result of Policies reinsured hereunder (whether before or after the termination of this Agreement). The Reinsurer shall immediately reimburse the Company for any assessments made against the Company pursuant to those laws and regulations creating obligatory funds (including, but not limited to, insurance guaranty and insolvency funds), pools, joint underwriting associations, FAIR plans and similar plans. Amounts owed by the Reinsurer under this Section shall be payable directly by the Reinsurer to the Company. The Reinsurer shall be entitled to receive from the Company on or prior to the 31st day of March of each year thereafter (or such date on which such premium taxes are paid) a sum equal to the premium tax credit that is allowed to the Company with respect to such assessments. The premium tax credit allowed the Reinsurer hereunder is to be on a pro-rata and first-in, first-out basis. The Company shall promptly return to the Reinsurer any amount of assessment refunded to or credited to the Company.

 11.02 This Agreement shall apply to risks assigned to the Company under any assigned risk plan if, in the reasonable judgment of the Company, such risks were assigned to the Company because of the business written and reinsured hereunder.

                                 ARTICLE XII
                              PREMIUM FINANCING
                              -----------------

      With respect to Policies covered under the provisions of this Agreement, if any premiums are financed, the General Agent shall receive and accept on behalf of the Company all notices required by statute, contract or otherwise to be given to the Company, including, without limitation, notices of the existence of premium finance agreements or of cancellation of policies the premiums of which are financed ("financed policies"). No producing agent or any other agent shall be entitled to receive or accept any notice on behalf of the Company, and the General Agent shall be responsible for and will indemnify and hold the Company harmless from and against any and all liabilities, losses, claims, damages and expenses incurred by reason of or arising out of any action taken or inaction suffered as a result of receipt of any notice by any person, firm or entity other than the General Agent or the Company. Notwithstanding any other term or provision of this Agreement, the General Agent agrees to return and pay over to any premium finance company (whether affiliated with the Company or not) which has sent notice of cancellation of a financed policy to the General Agent pursuant to Chapter 24 of the Texas Insurance Code, on behalf of the Company, within 30 days of receipt of such notice of cancellation, any and all unearned commissions as of the date of cancellation, together with any and all unearned premiums due any premium finance company. The General Agent agrees to and does hereby relinquish any and all rights to any unearned commissions for any such financed policy as of the date of cancellation. The obligation of the General Agent to refund unearned commissions and unearned premiums on a canceled financed policy shall survive the termination or cancellation of this Agreement for so long as any policy written under the terms of this Agreement remains in force. If the General Agent does not fulfill its obligations to refund unearned commissions and unearned premiums as provided in this Article XII and/or to indemnify the Company as provided in this Article XII, then the Reinsurer shall pay the amount of the refund owed and/or shall indemnify the Company even if the premium finance company is an affiliate of the Company.

                                 ARTICLE XIII
                                  INSOLVENCY
                                  ----------

 13.01 In the event of insolvency of the Company, this reinsurance shall be payable directly to the Company or to its liquidator, receiver, conservator or statutory successor on the basis of the liability of the Company without diminution because of the insolvency of the Company or because the liquidator, receiver, conservator or statutory successor of the Company has failed to pay all or a portion of any claims.

 13.02 It is agreed, however, that the liquidator, receiver, conservator or statutory successor of the Company shall give written notice to the
 Reinsurer of the pendency of a claim against the Company indicating the policy or bond reinsured which claim would involve a possible liability on the part of the Reinsurer within thirty (30) days after such claim is filed in the insolvency, conservation or liquidated proceeding or in the receivership, and that during the pendency of such claim, the Reinsurer may investigate such claims and interpose, at its own expense, in the proceeding where such claim is to be adjudicated, any defense or defenses that it may deem available to the Company or its liquidator, receiver, conservator or statutory successor. The expense thus incurred by the Reinsurer shall be chargeable, subject to the approval of the Court, against the Company as part of the expense of conservation or liquidation to the extent of a pro rata share of the benefit which may accrue to the Company solely as a result of the defense undertaken by the Reinsurer.

 13.03 Where two or more reinsurers are involved in the same claim and a majority in interest elect to interpose defense to such claim, the expense shall be apportioned in accordance with the terms of this Agreement as though such expense had been incurred by the Company.

 13.04 It is further understood and agreed that, in the event of the insolvency of the Company, the reinsurance under this Agreement shall be payable directly by the Reinsurer to the Company or to its liquidator, receiver or statutory successor, except (i) as provided by applicable law,
 (ii) where the Agreement specifically provides another payee of such reinsurance in the event of the insolvency of the Company and (iii) where the Reinsurer with the consent of the direct insured or insureds has assumed such policy obligations of the Company as direct obligations of the Reinsurer to the payees under such policies and in substitution for the obligation of the Company to such payees.

                                 ARTICLE XIV
                               ALTERNATE PAYEE
                               ---------------

 14.01 As respects subject business assumed as reinsurance under this Agreement, it is agreed that if the Company has a conservator, liquidator or receiver appointed for it, or becomes the subject of any conservation, liquidation or insolvency proceeding, and the General Agent exercises its option to require the Company to permit all its liabilities under the Policies reinsured hereunder to be assumed by another licensed insurer as is permitted pursuant to the General Agency Agreement, such assuming insurer shall be substituted for the Company as payee of any reinsurance recoverable hereunder in respect of losses under Policies subject hereto, and the Reinsurer, shall make payment thereof directly to the substituted insurer. In the event of assumption, the Company shall, however, be entitled to any fronting fees and other sums owing hereunder with respect to Policies originally issued on its behalf.

 14.02 In the event that an assuming insurer is submitted for the Company under Section 14.01, all the other provisions of this Agreement shall apply to the substituted insurer in the same manner as if said insurer were substituted for the Company as the reinsured party hereunder, and to the extent this Agreement reinsures such substituted insurer, coverage hereunder shall be excluded as respects the Company.

                                  ARTICLE XV
                           HOLD HARMLESS PROVISIONS
                           ------------------------

 15.01 Notwithstanding anything else contained herein to the contrary, as respects all matters related to this Agreement, in addition to those specific provisions insulating the Company from specific risks hereunder, the Reinsurer hereby covenants and agrees to reimburse and hold the Company harmless from and against every claim, demand, liability, loss, damage, cost, charge, attorneys' fees, expense, suit, order, judgment and adjudication of whatever kind or character regarding (i) this Agreement and/or (ii) the business reinsured hereunder (including, but not limited to, underwriting loss, credit loss, and/or run-off expense and/or all legal fees and expenses incurred by the Company in asserting its rights under this Agreement) to the extent of its participation hereunder and subject to all of the terms and conditions hereof, whether or not such claim, demand, loss, damage, cost, charge, attorneys' fees, expense, suit, order, judgment or liability is within the terms of Policies written and reinsured hereunder. The Reinsurer's obligation hereto relates to, but is not limited to the following: all liability for agents' balances; return premiums and commissions; deceptive trade practice liability; premiums, policy fees or other charges (whether collected or not); costs, liability, damages, fees and/or expenses incurred by the Company due to a lawsuit between the Reinsurer and/or the General Agent (any dispute involving the Company and the Reinsurer is subject to arbitration); all actions or inactions by General Agent relating to this Agreement, any agreement with a premium finance company or claims administrator; and/or all fees and/or commissions owing to the General Agent under this and the aforementioned related agreements.

 15.02 The Company shall not be liable to the Reinsurer for premiums unless the Company itself has actually received those premiums and wrongfully not remitted them to the Reinsurer. The Reinsurer may not offset any balances on account of losses, loss adjustment expenses or any other amounts due except as to premiums actually received by the Company itself (as distinct from premiums not collected, or premiums collected by the General Agent, or premium placed in the premium trust account pursuant to the General Agency Agreement) which have wrongfully not been transmitted to the Reinsurer.

 15.03 If for any reason the General Agent fails or is unable to administer the policies reinsured hereunder (whether the Agreement is still in effect or the business is being run-off), (i) the Reinsurer shall appoint a party (acceptable and approved by the Company) to administer the business and the Reinsurer shall be responsible for 55% of the cost of said administration and (ii) the General Agent will fully cooperate with the Company (or its designated representative) in providing access to such of the General Agent's personnel, computer systems or other assets or procedures as the Company may deem necessary to provide for an orderly transition of the administration of the Policies reinsured hereunder. If return premiums or other funds need to be returned to premium finance companies, policyholders or sub-agents, the Reinsurer shall pay these amounts if the successor or administrator does not.

 15.04 The Reinsurer shall not sue, or seek arbitration, against the Company for any acts of the General Agent for any monies which the General Agent owes unless the Company has actually received those monies and has wrongfully not remitted them to the Reinsurer; and the Reinsurer shall indemnify the Company for any damages, liabilities and expenses incurred by reason of the General Agent's acts or failure to act. The Company is not responsible for any commissions or other monies payable to the General Agent in connection with this Agreement and the General Agent shall not sue, or seek arbitration against, the Company for any actions by, or debts owing from, the Reinsurer. The Reinsurer shall not seek to recover from, or offset against, the Company any sums, whether premiums or other monies, which the General Agent was unable or unwilling to remit to the Company or the Reinsurer.

 15.05 In the event the Reinsurer, or any agent appointed pursuant to this Agreement, binds the Company for insurance coverage on insurance risks which are in excess of the policy limits set forth in Article I, and/or are not within the terms of business specified in Article I, and/or are not within the  territory specified  in Article  I,  and/or are  excluded  under
 Article II, whether intentional or not, the Reinsurer and General Agent will do such things and take such actions as may be necessary to reduce the Company's exposure to such risks and to hold the Company harmless against any liability or loss which may be incurred by the Company in excess hereof. At the Company's request, the General Agent in accordance with applicable law, and policy terms, shall cancel or not renew any risk bound which is not in conformance with this Agreement. Any such insurance coverage on insurance risks bound contrary to the limitations which are in excess of the policy limits set forth in Article I, and/or are not within the classes of business specified in Article I, and/or are not within the territory specified in Article I, and/or are excluded under Article II, whether intentional or not, shall be 55% reinsured and subject to this Agreement.

 15.06 In furtherance of the protections afforded to the Company under this Agreement, the Reinsurer expressly acknowledges that certain circumstances may come to exist with respect to the Policies reinsured hereunder that require adjustment to the timing of Reinsurer remittances. If, in the sole discretion of the Company, an advance payment or payments of the Reinsurer's obligations under this Agreement is necessary to avoid irreparable harm to the Company (as, for example, in the circumstance where the funds available in the premium trust account established pursuant to
 Section 2.01 of the General Agency Agreement are insufficient to provide for timely payment of claims), the Reinsurer shall make such payment or payments promptly upon the Reinsurer's receipt of the Company's good faith estimate or calculation of the necessity thereof.

 15.07 In the event any provision, term and/or condition of this Agreement (other than the Preamble hereof) is inconsistent with the provision, terms and/or conditions of Section 15.01above, the provision, terms, and/or conditions of said Section 15.01 above shall control over and supercede such inconsistent provision, terms, and/or conditions.

 15.08 When a claim is asserted or action commenced, including class actions regardless of whether the class has been certified, relating in any way to the Policies produced under this Agreement, the General Agent shall assume the defense and associated costs and expenses thereof. The Company may elect, however, at its sole discretion, on a case-by-case basis, to engage counsel directly on its own behalf, and the expenses and costs related to such defense shall be passed on to and paid by the General Agent within 60 days written notice from the Company. In such cases where the claim or action relates to business written by more than one agent of the Company, costs and expenses shall be proportioned among applicable agents at the Company's sole discretion. Should the General Agent fail to remit any amounts due to Company under this Section 15.07, then the Reinsurer shall pay such amounts within 60 days written notice from the Company.

                                 ARTICLE XVI
                     LOSS IN EXCESS OF POLICY LIMITS/ECO
                     -----------------------------------

 16.01 In the event the Company pays or is held liable to pay an amount of loss in excess of its policy limit, but otherwise within the terms of its policy (hereinafter called "loss in excess of policy limits") or any punitive, exemplary, compensatory or consequential damages, other than loss in excess of policy limits (hereinafter called "extra contractual obligations") because of alleged or actual bad faith or negligence on its part in rejecting a settlement within policy limits, or in discharging its duty to defend or prepare the defense in the trial of an action against its policyholder, or in discharging its duty to prepare or prosecute an appeal consequent upon such an action, or in otherwise handling a claim under a policy subject to this Agreement, 55% of the loss in excess of policy limits and/or 55% of the extra contractual obligations shall be added to the Company's loss, if any, under the Policy involved, and the sum thereof shall be reinsured 55% under this Agreement up to a maximum of $10,000,000 (being 55% of $10,000,000 = $5,500,000).

 16.02 An extra contractual obligation shall be deemed to have occurred on the same date as the loss covered or alleged to be covered under the Policy.

 16.03 Notwithstanding anything stated herein, this Agreement shall not apply to any loss incurred by the Company as a result of any fraudulent and/or criminal act which has been finally determined by a court of competent jurisdiction, after the exhaustion of all appeals, by any officer or director of the Company acting individually or collectively or in collusion with any individual, corporation or any other organization or party involved in the presentation, defense or settlement of any claim covered hereunder.

                                 ARTICLE XVII
                              REGULATORY MATTERS
                              ------------------

 17.01 It is the Parties' understanding that any premiums which are overdue from the General Agent to the Company may be deemed non-admitted assets. In confirmation of the liabilities assumed by the Reinsurer under this Agreement, the Reinsurer hereby assumes 55% of all liability and responsibility for all premiums in the course of collection.

 17.02 The Reinsurer shall agree, at no cost to the Company, to take those actions (including, but not limited to, modifications in how funds are handled and how accounts are cleared, settled and the manner in which incurred losses are accounted for) and agree to those arrangements necessary to ensure that the Company suffers no adverse impact because of this reinsurance program and is in compliance with any applicable laws of a state insurance department, insofar as this reinsurance program is concerned.

                                ARTICLE XVIII
                              THE GENERAL AGENT
                              -----------------

 18.01 The Company, the Reinsurer and the General Agent have entered into a General Agency Agreement effective April 1, 2003 (the "General Agency Agreement"), a complete copy of which is attached hereto as Exhibit "A" and fully incorporated herein by this reference. The Reinsurer has selected the General Agent to administer the business reinsured hereunder. While for regulatory purposes, the General Agent will need to be appointed as the Company's agent, it is recognized that the General Agent is acting on behalf of the Reinsurer. The Company is making no evaluation of the General Agent's qualification, has no obligation to furnish reports or statistics to the Reinsurer, or to monitor the performance of the General Agent. The Company shall file with the State all reports requested by the State based upon information received from the General Agent and Reinsurer.

 18.02 The Company will, at the request of the General Agent and the Reinsurer, appoint producing agents to produce business through the General Agent. The Company, in its sole discretion, may refuse to appoint any such agent; provided, however, that such appointment shall not be unreasonably withheld. The General Agent will not establish any sub-general agencies or any agencies with the authority of a general agency. The Reinsurer shall hold the Company harmless from and indemnify it for any damage, liability, claim, expense, cost or fees (including attorneys' fees and expenses) of whatever kind or character caused directly or indirectly by any action of or failure to act, by any such producing agent.

 18.03 The General Agent shall be responsible for the control of the producing agents appointed by the Company at the request of and on behalf of the Reinsurer, including compliance with state licensing laws and the financial condition of such agents.

 18.04 The Reinsurer shall guarantee payment to the Company of any amounts due the Company (or the Company's designated agent, TBA) from business produced by and/or policies issued by or through the producing agents appointed by the Company at the request of and on behalf of the General Agent and the Reinsurer. The Reinsurer and the General Agent shall be solely responsible for notifying such agents of this Agreement and of any termination hereof, and the Reinsurer shall be responsible for the consequences of any failure to provide such notification.

 18.05 The General Agent shall not sue, or seek arbitration, against the Company for any acts of the Reinsurer and shall indemnify and hold the Company harmless from and against any damages, liabilities and expenses incurred by reason of the Reinsurer's acts or failures to act.

 18.06 The Company shall conduct or have conducted the examinations of the General Agent as provided in Section 5.13 of the General Agency Agreement. The examinations provided for herein shall be at no cost to the Company, and the Reinsurer shall indemnify and hold the Company completely harmless as respects any liability, damage, charge, cost, fine, or penalty, the Company may incur as a result of such examinations.

                                 ARTICLE XIX
                 REINSURER OR GENERAL AGENT SALE OR TRANSFER
                 -------------------------------------------

      The Reinsurer or the General Agent agree to give the Company or its designated agent, TBA, 90 days advance written notice of any sale or transfer of such party's business, or such party's consolidation with a successor firm, in order that the Company may, in its sole discretion:

      (a)  Assign this Agreement to the successor; or

      (b)  Enter into a new reinsurance agreement with the successor; or

      (c) Terminate this Agreement as provided in Section 4.02(g) of this Agreement.

                                  ARTICLE XX
                                MISCELLANEOUS
                                -------------

 20.01 This Agreement has been made and entered into in the State of Texas and the Agreement shall be subject to and construed under the laws of the State of Texas. This Agreement shall be deemed performable at the Company's administrative office in Fort Worth, Texas, and it is agreed that the venue of any controversy arising out of this Agreement, or any breach thereof, shall be in Tarrant County, Texas.

 20.02 All notices required to be given hereunder shall be deemed to have been duly given by personally delivering such notice in writing or by mailing it, Certified Mail, return receipt requested, with postage prepaid. Any Party may change the address to which notices and other communications hereunder are to be sent to such Party by giving the other Party written notice thereof in accordance with this provision.

 20.03 This Agreement shall be binding upon the Parties hereto, together with their respective successors and permitted assigns. Neither the Reinsurer nor the General Agent may assign any of its rights or obligations under this Agreement without the prior written consent of the Company.

 20.04 This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

 20.05 This Agreement is the entire agreement between the parties and supersedes any and all previous agreements, written or oral, and amendments thereto with respect to the subject matter hereof.

 20.06 This Agreement may be amended, modified or supplemented only by a written instrument executed by all Parties hereto.

 20.07 A waiver by the Company, Reinsurer or General Agent of any breach or default by the other party under this Agreement shall not constitute a continuing waiver or a waiver by the Company or the Reinsurer of any subsequent act in breach or of default hereunder.

 20.08 Headings used in this Agreement are for reference purposes only and shall not be deemed a part of this Agreement.

 20.09 The Parties hereto intend all provisions of this Agreement to be enforced to the fullest extent permitted. Accordingly, should a court of competent jurisdiction or arbitration panel determine that the scope of any provision is too broad to be enforced as written, the Parties intend that the court or arbitration panel should reform the provision to such narrower scope as it determines to be enforceable under present or future law; such provision shall be fully severable; this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision were never a part hereof; and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance.

 20.10 This Agreement is not exclusive and the Company reserves the right to appoint or contract with other reinsurers, agents and/or managing agents in the territory covered by this Agreement.

 20.11 The Reinsurer or General Agent shall not insert any advertisement respecting the Company or the business to be written under this Agreement in any publication or issue any circular or paper referring to the Company or such business without first obtaining the written consent of the Company. The Reinsurer and/or General Agent shall establish and maintain records of any such advertising as required by Texas statute and regulation.

 20.12 Policy cancellations at the Company's request will be made strictly subject to requirements imposed by the Company's underwriting rules and practices or the Reinsurer's underwriting rules and practices, as approved by the Company, and in compliance with applicable statutes and regulations and the applicable provisions contained in this Agreement and the pertinent policy. Such cancellation authority shall be exercised only for causes inherent in the particular risk and shall not be construed as authority to make general or indiscriminate cancellations or replacement of the Policies with those of another Company, except upon specific written instructions from the Company. When directed by the Company, the Reinsurer will cancel any and all Policies produced by it for any reason the Company deems necessary.

 20.13 This Agreement shall be interpreted in conformance with applicable Texas law and regulation. If it is found or ordered by a court or regulatory body that a term or provision of this Agreement does not conform to such law or regulation then this Agreement shall be deemed to be amended and modified in accordance with such law. However, where this Agreement is found not to comply with applicable law or regulation, the Company may in its sole discretion terminate this Agreement immediately and without prior notice.

 20.14 The Company agrees that the Reinsurer shall have the right, with the approval of the Company, to determine the rates and prepare the rate filing for the Company to file during the term of this Agreement and during the term of the run-off. The Reinsurer and General Agent understand and agree that no business shall be produced, until a written approval of the applicable rate rules and forms is received from the regulatory authority of competent jurisdiction.

                                 ARTICLE XXI
                  LOSS AND UNEARNED PREMIUM RESERVE FUNDING
                  -----------------------------------------

 21.01 In the event that either (i) the Texas Department of Insurance requires cancellation or disallows credit for this reinsurance, or (ii) the Reinsurer's A.M. Best rating at any time is lower than A-, the Reinsurer will secure its obligations under this Agreement, including the obligations for unearned premiums reserves, if any, and reserves for losses incurred but not reported and losses reported but unpaid, via a security fund (via a security fund agreement in a form and content acceptable to the Company) or letter of credit to be obtained by the Reinsurer in favor of the Company, which letter of credit shall be in all respects acceptable to the Company.

      (a)  At a minimum, the security fund or letter of credit must:

           (i) comply with the provisions of Texas Insurance Code, art 5.75-1(d)(3) and 28 Texas Administrative Code d7.610;and;
           (ii) be issued by or held with a Qualified United States Financial Institution (as defined by the foregoing statute and regulation).

      (a) Company may draw the full amount of the security fund or letter of credit to satisfy, in whole or in part the obligations of reinsurer hereunder or, if:

           (i) Reinsurer fails to comply with the provisions of this Article XXI; or
           (ii) the issuer of the security fund or letter of credit gives Company notice of cancellation or non-renewal of the security fund or letter of credit.

 21.02 Within 10 business days of the effective date of this Agreement, and within 10 business days prior to the end of each calendar quarter thereafter, Company shall provide Reinsurer with a good faith estimate of the expected sum of Reinsurer's ceded outstanding Unearned Premium and Loss Reserves as of the end of the forthcoming calendar quarter (the "Estimate"). The Reinsurer shall, within two business days prior to the commencement of such forthcoming calendar quarter, fund/obtain a security fund or letter of credit in an amount equivalent to 100% of the Estimate.

 21.03 If at any time, based upon the monthly reporting provided to Company under this Agreement, it shall be determined by the Company or Reinsurer that the amount of the security fund or letter of credit may not be equivalent to 100% of Reinsurer's ceded outstanding Unearned Premium and Loss Reserves as of the end of the current calendar quarter (the "Revised Estimate"), then upon written notice from Company, Reinsurer shall immediately, and no later than thirty (30) days after receipt of such written notice, increase the amount of the security fund or letter of credit to an amount equivalent to 100% of the Revised Estimate. The Company shall at all times be in possession of a security fund or letter of credit equivalent to 100% of Reinsurer's anticipated ceded outstanding Unearned Premium and Loss Reserves as of the end of the current calendar quarter.

 21.04 Should the amount of the security fund or letter of credit at the end of any calendar quarter be greater than the amount required in this
 Article XXI, the Reinsurer shall be entitled to reduce the amount of the security fund or letter of credit to an amount not less than the amount required in this Article XXI. The Qualified United States Financial Institution shall permit such reduction upon receipt by it of the Company's written statement that Reinsurer is entitled to such reduction, which written statement shall not be unreasonably withheld by Company.

 21.05 For the purpose of this Article XXI, Unearned Premiums means, as of any given date, the aggregate premium attributable to the unexpired coverage period of all insurance policies produced under the Agreement, as determined in accordance with generally accepted statutory accounting principles consistently applied. For this purpose, premium shall be the written premium charged on the insurance policy for the period such policy is in force irrespective of the subsequent billing and collection of such premium.

 21.06 For the purpose of this Article XXI, Loss Reserves means, as of any given date, the reserve attributable to losses incurred but not reported and losses reported but not paid with respect to the insurance policies produced under this Agreement, and shall include provision for both allocated and unallocated loss adjustment expense, in each instance as determined in accordance with generally accepted accounting principles consistently applied.

                                 ARTICLE XXII
                   T.B.A. INSURANCE GROUP, LTD. ("T.B.A.")
                   ---------------------------------------

      The Company has contracted with TBA as its designated intermediate agent to perform certain duties on the Company's behalf and to issue certain checks on behalf of the Company in exchange for certain fees. The Reinsurer agrees that TBA is to bear no business, credit or insurance risk and can bear no liability whatsoever to the Reinsurer save liability for any actual fraud or violation of criminal law it commits, which has been finally determined by a court of competent jurisdiction after the exhaustion of any appeals. TBA shall receive all the protections from liability, which are contained herein for the benefit of the Company.

                                ARTICLE XXIII
                                SAVINGS CLAUSE
                                --------------

 23.01 If any law or regulation of any Federal, State or local government of the United States of America, or the ruling of officials having supervision over insurance companies, should prohibit or render illegal this Agreement, or any portion thereof, as to risks or properties located in the jurisdiction of such authority, either the Company or the Reinsurer may upon written notice to the other suspend or abrogate this Agreement insofar as it relates to risks or properties located within such jurisdiction to such extent as may be necessary to comply with such law, regulations or ruling. Such illegality shall in no way affect any other portion thereof; provided, however, that the Reinsurer or the Company may terminate or suspend this Agreement insofar as it relates to the business to which such law or regulation may apply.

 23.02 This Agreement shall be interpreted in accordance with the laws of the State of Texas. All provisions of this Agreement are intended to be enforced to the fullest extent permitted. Accordingly, should a court of competent jurisdiction or arbitration panel determine that the scope of any provision is too broad to be enforced as written, the Parties intend that the court or arbitration panel should reform the provision to such narrower scope as it determines to be enforceable under present or future law; such provision shall be fully severable; this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision were never a part hereof; and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance; provided, however, that where this Agreement is so found not to comply with applicable law or regulation, the Company may in it sole discretion terminate this Agreement immediately without prior notice.

                                 ARTICLE XXIV
                             INTERMEDIARY ARTICLE
                             --------------------

 Benfield Blanch Inc. (known as Benfield Inc., on or after April 7, 2003) is hereby recognized as the Intermediary negotiating this Contract for all business hereunder. All communications (including but not limited to notices, statements, premium, return premium, commissions, taxes, losses, loss adjustment expense, salvages and loss settlements) relating thereto shall be transmitted to the Company or the Reinsurer through the Intermediary located at 3600 West 80th Street, Minneapolis, Minnesota 55431. Payments by the Company to the Intermediary shall be deemed to constitute payment to the Reinsurer. Payments by the Reinsurer to the Intermediary shall be deemed to constitute payment to the Company only to the extent that such payments are actually received by the Company.

      IN WITNESS WHEREOF, the Parties hereto by their respective duly authorized representatives have executed this Agreement as of the date first above written.


 STATE AND COUNTY MUTUAL FIRE INSURANCE COMPANY


 BY:  _________________________________

 ITS: _________________________________


 DORINCO REINSURANCE COMPANY


 BY:  _________________________________

 ITS: _________________________________



 AMERICAN HALLMARK GENERAL AGENCY, INC.


 BY:  _________________________________

 ITS: _________________________________

                              TABLE OF CONTENTS

                                                                Page


                PREAMBLE                                           1
 ARTICLE I      BUSINESS REINSURED                                 1
 ARTICLE II     ORIGINAL CONDITIONS                                2
 ARTICLE III    EXCLUSIONS                                         2
 ARTICLE IV     COMMENCEMENT, TERMINATION, TERMS & CONDITIONS      4
 ARTICLE V      LOSS AND LOSS ADJUSTMENT EXPENSE                   6
 ARTICLE VI     REPORTS AND REMITTANCES                            7
 ARTICLE VII    ERRORS AND OMISSIONS                               9
 ARTICLE VIII   PREMIUM AND COMMISSION                             9
 ARTICLE IX     ACCESS TO RECORDS                                 12
 ARTICLE X      ARBITRATION                                       12
 ARTICLE XI     ASSESSMENTS AND ASSIGNMENTS                       13
 ARTICLE XII    PREMIUM FINANCING                                 13
 ARTICLE XIII   INSOLVENCY                                        14
 ARTICLE XIV    ALTERNATE PAYEE                                   15
 ARTICLE XV     HOLD HARMLESS PROVISIONS                          15
 ARTICLE XVI    LOSS IN EXCESS OF POLICY LIMITS/ECO               17
 ARTICLE XVII   REGULATORY MATTERS                                18
 ARTICLE XVIII  THE GENERAL AGENT                                 18
 ARTICLE XIX    REINSURER OR GENERAL AGENT SALE OR TRANSFER       19
 ARTICLE XX     MISCELLANEOUS                                     19
 ARTICLE XXI    LOSS AND UNEARNED PREMIUM RESERVE FUNDING         21
 ARTICLE XXII   T.B.A. INSURANCE GROUP, LTD. ("T.B.A.")           22
 ARTICLE XXIII  SAVINGS CLAUSE                                    22
 ARTICLE XXIV   INTERMEDIARY CLAUSE                               23

                      QUOTA SHARE REINSURANCE AGREEMENT

                                    AMONG

                    AMERICAN HALLMARK GENERAL AGENCY, INC.

                                     AND

                STATE AND COUNTY MUTUAL FIRE INSURANCE COMPANY

                                     AND

                         DORINCO REINSURANCE COMPANY



                          EFFECTIVE:  APRIL 1, 2003